EXHIBIT 10(c)
                                                                  EXECUTION COPY



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                         ONCOR ELECTRIC DELIVERY COMPANY
                                   as Borrower

                         -----------------------------

                                  $150,000,000
                         SENIOR SECURED CREDIT AGREEMENT

                          Dated as of December 20, 2002

                         -----------------------------


                              MERRILL LYNCH & CO.,
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                       and
                           CREDIT SUISSE FIRST BOSTON
                      Joint Lead Arrangers and Bookrunners

                              MERRILL LYNCH & CO.,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Syndication Agent

                           CREDIT SUISSE FIRST BOSTON
                             as Administrative Agent


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


                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
                                    Article I
                            DEFINITIONS; CONSTRUCTION

SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Terms Generally................................................14

                                   Article II
                                   THE CREDITS

SECTION 2.01.  Commitments ...................................................14
SECTION 2.02.  Loans .........................................................14
SECTION 2.03.  Borrowing Procedure ...........................................15
SECTION 2.04.  Fees...........................................................16
SECTION 2.05.  Repayment of Loans; Evidence of Indebtedness ..................16
SECTION 2.06.  Interest on Loans .............................................17
SECTION 2.07.  Default Interest ..............................................17
SECTION 2.08.  Alternate Rate of Interest ....................................18
SECTION 2.09.  Termination and Reduction of Commitments ......................18
SECTION 2.10.  Voluntary Prepayments .........................................19
SECTION 2.11.  Mandatory Prepayments and Commitment Reductions................19
SECTION 2.12.  Reserve Requirements; Change in Circumstances .................19
SECTION 2.13.  Change in Legality ............................................21
SECTION 2.14.  Pro Rata Treatment.............................................22
SECTION 2.15.  Sharing of Setoffs.............................................22
SECTION 2.16.  Payments ......................................................22
SECTION 2.17.  Taxes .........................................................23
SECTION 2.18.  Assignment of Commitments Under Certain Circumstances..........25

                                   Article III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers ..........................................26
SECTION 3.02.  Authorization..................................................26
SECTION 3.03.  Enforceability ................................................26
SECTION 3.04.  Governmental Approvals ........................................26
SECTION 3.05.  Financial Statements...........................................27
SECTION 3.06.  Litigation ....................................................27
SECTION 3.07.  Federal Reserve Regulations ...................................28
SECTION 3.08.  Investment Company Act; Public Utility Holding Company Act.....28
SECTION 3.09.  No Material Misstatements .....................................28
SECTION 3.10.  Taxes .........................................................28

SECTION 3.11.  Employee Benefit Plans ........................................28
SECTION 3.12.  Significant Subsidiaries.......................................29
SECTION 3.13.  Environmental Matters .........................................29
SECTION 3.14.  Solvency ......................................................30
SECTION 3.15.  Authorization and Enforceability of 2002 Indenture and 2002
               Indenture Bonds................................................30
SECTION 3.16.  Authorization and Enforceability of the Oncor Mortgage and the
               Oncor Mortgage Bonds ..........................................30
SECTION 3.17.  Credit Facilities .............................................31


                                   Article IV
                                   CONDITIONS

SECTION 4.01.  Conditions Precedent to Initial Loans .........................31
SECTION 4.02.  Conditions to Each Loan .......................................32

                                    Article V
                                    COVENANTS

SECTION 5.01.  Existence .....................................................33
SECTION 5.02.  Compliance With Laws; Business and Properties..................33
SECTION 5.03.  Financial Statements, Reports, Etc.............................34
SECTION 5.04.  Insurance .....................................................35
SECTION 5.05.  Taxes, Etc.....................................................35
SECTION 5.06.  Maintaining Records; Access to Properties and Inspections......35
SECTION 5.07.  ERISA .........................................................36
SECTION 5.08.  Use of Proceeds ...............................................36
SECTION 5.09.  Consolidations, Mergers, Sales and Acquisitions of Assets and
               Investments in Subsidiaries....................................36
SECTION 5.10.  Limitations on Liens...........................................36
SECTION 5.11.  Equity Capitalization Ratio ...................................38
SECTION 5.12.  Fixed Charge Coverage Ratio ...................................38

                                   Article VI
                                EVENTS OF DEFAULT

                                   Article VII
                            THE ADMINISTRATIVE AGENT

SECTION 8.01. Notices ........................................................43
SECTION 8.02.  Survival of Agreement .........................................43
SECTION 8.03.  Binding Effect ................................................44
SECTION 8.04.  Successors and Assigns ........................................44

SECTION 8.05.  Expenses; Indemnity ...........................................46
SECTION 8.06.  Right of Setoff................................................48
SECTION 8.07.  Applicable Law ................................................48
SECTION 8.08.  Waivers; Amendment............................................ 48
SECTION 8.09.  Entire Agreement ..............................................49
SECTION 8.10.  Severability...................................................49
SECTION 8.11.  Counterparts ..................................................49
SECTION 8.12.  Headings ......................................................50
SECTION 8.13.  Interest Rate Limitation.......................................50
SECTION 8.14.  Jurisdiction; Venue............................................50
SECTION 8.15.  Confidentiality................................................51


EXHIBITS AND SCHEDULES

Exhibit A     - Form of Borrowing Notice
Exhibit B     - Form of Bond Delivery Agreement
Exhibit C     - Form of Assignment and Acceptance

Schedule 2.01  - Commitments
Schedule 3.17  -  Credit Facilities

     SENIOR SECURED CREDIT AGREEMENT (the "AGREEMENT"), dated as of December 20, 2002, among Oncor Electric Delivery Company, a Texas corporation ("ONCOR" or the "BORROWER"), the lenders listed in Schedule 2.01 (together with their successors and assigns, the "LENDERS"), Credit Suisse First Boston ("CSFB"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, "ML") and CSFB, as joint lead arrangers and bookrunners (in their respective capacities as such, each, an "ARRANGER" and, collectively, the "ARRANGERS"), and ML, as syndication agent (in such capacity, the "SYNDICATION AGENT").

     The Borrower has requested the Lenders to provide the credit facility hereinafter described in the amounts and on the terms and conditions set forth herein, the Lenders have so agreed on the terms and conditions set forth herein, and the Administrative Agent has agreed to act as administrative agent for the Lenders, on such terms and conditions;

     Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

     SECTION 1.01.  DEFINED TERMS.

     As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

          "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II or any Eurodollar Loan converted (pursuant to Section 2.08 or 2.13(a)(ii)) to a loan bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ACQUISITION DATE" shall mean the date as of which a person or group of related persons first acquires more than 30% of any outstanding class of Voting Shares of TXU (within the meaning of Section 13(d) or 14(d) of the Exchange Act, and the applicable rules and regulations thereunder).

          "ADMINISTRATIVE AGENT" shall have the meaning given such term in the preamble hereto.

          "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

          "AGREEMENT" shall have the meaning given such term in the preamble hereto.

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Federal Funds Effective Rate in effect on such day plus 0.50% and (ii)'the Prime Rate in effect on such day. For purposes hereof, "PRIME RATE" shall mean the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in

     New York City, as in effect from time to time; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error; provided that the Administrative Agent shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "APPLICABLE MARGIN" shall mean (a) for any day in any Interest Period as to any Eurodollar Borrowing, a rate per annum equal to the sum of
     (i) the Fixed Rate Treasury Spread for the applicable Determination Date minus the Buy Side Swap Spread for such Determination Date plus (ii) 0.50%, provided that the Applicable Margin as to any Eurodollar Borrowing shall in no event be less than 3.00% per annum and (b) as to any ABR Loan, a rate per annum that is 1.00% less than (i) during, the first three months such ABR Loan is outstanding, the Applicable Margin that would be applicable during the first Interest Period (with a duration of three months) as to a Eurodollar Borrowing that occurred on the same day as such ABR Loan was made or, as the case may be, a Eurodollar Loan was converted into such ABR Loan and (~i) during each successive three-month period to occur thereafter, the Applicable Margin that would be applicable during such three-month period as to a Eurodollar Borrowing(having an Interest Period with a duration of three months) that occurred on the first', day of such three-month period. As used in this definition, the following terms shall halve the following meanings:

               "BUY SIDE SWAP SPREAD" for any Determination Date means the bid column ten-year dollar swap spread as quoted on page 18 of the Bloomberg Screen IRSB (or such other page and place as may replace such page on such service for displaying the information referred to therein) with respect to a United States Treasury security listed on such page with a maturity most nearly equal to that of the Oncor Notes, as determined by the Administrative Agent as of 11:00 A.M. (New York City time) on such Determination Date.

               "DETERMINATION DATE" means, for any Interest Period, the second Business Day prior to the first day of such Interest Period.

               "FIXED RATE TREASURY SPREAD" for any Determination Date, means the excess, if any, of (a) the average of the yields to maturity on the Determination Date on the Oncor Notes received by the Administrative Agent from each of (1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, (2) Credit Suisse First Boston and (3) Banc One Capital Markets, Inc. (collectively, the "Quoting Dealers") over (b) the average of the yields to maturity on the Determination Date on a U.S. Treasury security with a maturity comparable to the maturity of the Oncor Notes received by the Administrative Agent from the Quoting Dealers.

               "ONCOR NOTES" means the Borrower's 6.375% Senior Secured Notes due 2012 and issued and outstanding on the date of this Agreement or, if on any Determination Date, no such Notes are outstanding, the issued and outstanding notes or debentures of the Borrower selected by the Administrative Agent in its sole discretion.

          "ARRANGER" and "ARRANGERS" shall have the meanings given such terms in the preamble hereto.

          "ASSET SALE" shall mean any disposition of assets or series of related dispositions of assets (excluding any sale of accounts receivables or inventory in the ordinary course of business and any such dispositions between and among the Borrower and its Subsidiaries (including dispositions by the Borrower to a QTB Subsidiary of transition property created under a "financing order" (as such term is defined in the Texas Utilities Code) issued by the Commission) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit C.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "BOARD OF DIRECTORS" shall mean the Board of Directors or analogous managing body of the Borrower or any duly authorized committee thereof.

          "BORROWER" shall have the meaning given such term in the preamble hereto.

          "BORROWING" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

          "BORROWING Notice" shall mean a request made pursuant to Section 2.03 in the form of Exhibit A.

          "BORROWING PERIOD" shall mean the period beginning on the Closing Date and ending on the Termination Date.

          "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "A CHANGE IN CONTROL" shall be deemed to have occurred if (i) any person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act, as amended) shall acquire beneficial ownership of more than 30% of any outstanding class of Voting Shares of TXU unless such acquisition shall have been approved prior to such acquisition date by a majority of Disinterested Directors of TXU or (ii) during any period of 12 consecutive months, a majority of the members of the board of directors of TXU cease to be composed of individuals (A) who were members of board of directors of TXU on the first day of such period, (B) whose election or nomination to the board of directors of TXU was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the board of directors of TXU or
     (C) whose election or nomination to the board of directors of TXU was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the board of directors of TXU.

          "CLOSING DATE" shall mean the date on which all conditions precedent in Section 4.01 shall have been satisfied.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "COLLATERAL BONDS" shall mean, at the Arrangers' option exercised in accordance with Section 4.02(f), either (i) Oncor Mortgage Bonds or (ii) 2002 Indenture Bonds, in either case issued to the Administrative Agent pursuant to Section 4.02(f).

          "COMMISSION" shall mean the Public Utility Commission of the State of Texas.

          "COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender set forth in Schedule 2.01 hereto to make Loans, as such Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.09 or modified from time to time pursuant to Section
     8.04. The Commitment of each Lender shall automatically and permanently terminate on the Termination Date if not terminated earlier pursuant to the terms hereof.

          "COMMITMENT FEE" shall have the meaning assigned to such term in
     Section 2.04(a).

          "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" for any twelve-month period shall mean (i) consolidated net income, calculated after deducting preferred stock dividends and preferred securities distributions of Subsidiaries paid during such twelve-month period, but before any extraordinary items and before the effect in such twelve-month period of any change in accounting principles promulgated by the Financial Accounting Standards Board becoming effective after December 31, 2001, less
     (ii) allowances for equity funds used during construction to the extent that such allowances, taken as a whole, increased such consolidated net income, plus (iii) provisions for Federal income taxes, to the extent that such provisions, taken as a whole, decreased such consolidated net income, plus (iv) Consolidated Fixed Charges, all determined for such twelve-month period with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis; provided, however, that in computing Consolidated Earnings Available for Fixed Charges for any twelve-month period the following amounts shall be excluded to the extent otherwise included pursuant to the foregoing: (A) the effect of any regulatory disallowances resolving fuel or other issues in any proceeding before the Commission or the Railroad Commission of Texas in an aggregate amount not to exceed $100,000,000, (B) any non-cash book losses relating to the sale or write-down of assets, (C) one-time costs of up to $100,000,000 incurred in connection with the restructuring of certain subsidiaries of TXU in connection with the 1999 Texas electric industry restructuring legislation (as described in TXU's filings with the SEC) and (D) up to $100,000,000 of costs incurred in connection with write-offs relating to the regulatory settlement plan, initially filed with the Commission on December 31, 2001, of Holdings and certain of its Subsidiaries (as described in TXU's filings with the SEC).

          "CONSOLIDATED FIXED CHARGES" for any twelve-month period shall mean the sum (without duplication) of (i) interest on mortgage bonds,
     (ii) interest on other long-term debt, (iii) other interest expense, including interest on short-term debt and the current portion of long-term debt, and (iv) preferred stock dividends and preferred securities distributions of Subsidiaries, all determined for such twelve-month period with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis. For purposes of such calculation, long-term debt and the current portion of long-term debt shall not include the principal amount of, or interest on, Qualified Transition Bonds.

          "CONSOLIDATED SHAREHOLDERS' EQUITY" shall mean the sum (without duplication) of (i) total common stock equity plus (ii) preferred stock not subject to mandatory redemption, each (in the case of clauses (i) and (ii)) determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis, plus (iii) Equity-Credit Preferred Securities in an aggregate liquidation preference amount not in excess of $750,000,000.

          "CONSOLIDATED SUBSIDIARY" of any person shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such person in such person's consolidated financial statements as of such date.

          "CONSOLIDATED TOTAL CAPITALIZATION" shall mean the sum of (i) total common stock equity, (ii) preferred stock and preferred securities,
     (iii) long-term debt (less amounts due currently) and (iv) short-term debt consisting of commercial paper, notes payable to unaffiliated entities and long-term debt due currently to the extent such short-term debt exceeds $1,000,000,000, determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis. For purposes of such calculation, long-term debt shall not include the principal amount of, or interest on, Qualified Transition Bonds.

          "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "CREDIT FACILITIES" shall mean each of the credit facilities listed on
     Schedule 3.17 hereto.

          "CSFB" shall have the meaning given such term in the preamble hereto.

          "DEFAULT" shall mean any event or condition, which upon notice, lapse of time or both would constitute an Event of Default.

          "DELIVERY AGREEMENT" shall mean the Bond Delivery Agreement, substantially in the form of Exhibit B, to be made by the Borrower in favor of the Administrative Agent for the ratable benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "DISINTERESTED DIRECTOR" shall mean any member of the board of directors of TXU who is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than TXU, any Subsidiary of TXU, or any pension, savings or other employee benefit plan for the benefit of employees of TXU and/or any Subsidiary of TXU) acquiring the beneficial ownership of more than 30% of any outstanding class of Voting Shares of TXU (within the meaning of Section 13(d) or 14(d) of the Exchange Act, and the applicable rules and regulations thereunder) and who either was a member of the Board of Directors of TXU prior to the Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to the Acquisition Date.

          "DOLLARS" or "$" shall mean lawful money of the United States of America.

          "EQUITY-CREDIT PREFERRED SECURITIES" shall mean securities, however denominated, (i) issued by the Borrower or a Consolidated Subsidiary of the Borrower, (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (iii) that are perpetual or mature no less than 30 years from the date of issuance, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (v) the terms of which permit the deferral of the payment of interest or distributions thereon to one year after the last day of the Borrowing Period or later.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of (i) organizations described in

     Section 414(b) or (c) of the Code and (ii) solely for purposes of the Lien created under Section 412(n) of the Code, organizations described in
     Section 414(m) or (o) of the Code of which the Borrower is a member.

          "ERISA EVENT" shall mean (i) any "Reportable Event"; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;
     (iii) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (iv) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (v) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vi) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its subsidiaries is liable; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower other than a liability to pay premiums or benefits when due.

          "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

          "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "EVENT of DEFAULT" shall have the meaning assigned to such term in
     Article VI.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning set forth in the definition of "Alternate Base Rate".

          "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer designated by one of the foregoing persons, of such corporation.

          "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

          "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "HOLDINGS" shall mean TXU US Holdings Company, a Texas corporation.

          "INDEBTEDNESS" of any person shall mean all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such person or for which such person is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise).

          "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto (or, in the case of any Interest Period longer than three months, each successive date three months after the first day of such Interest Period) and, in addition, the date of any prepayment of such Loan or conversion of such Loan to a Loan of different Type.

          "INTEREST PERIOD" shall mean (i) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter as selected by the Borrower in its notice of Borrowing; provided that, in the case of any Eurodollar Borrowing made during the 30-day period ending on the Termination Date, such period may end on the seventh or fourteenth day (or twenty-first day, as available) after the date of such Borrowing, as the Borrower may elect and provided, further, that in no event shall any period described in this clause (i) end after the Termination Date, and (ii) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (A) the Termination Date, (B) the last Business Day of March, June, September or December, whichever is first to occur after the date of such ABR Borrowing and (C) the date such Borrowing is repaid or prepaid in accordance with
     Section 2.05 or Section 2.10; provided, however, that if any Interest Period with respect to any Eurodollar Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period hereto.

          "LENDERS" shall have the meaning given such term in the preamble hereto.

          "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. Each determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

          "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "LOAN" shall mean a loan made pursuant to Section 2.03, whether made as a Eurodollar Loan or as an ABR Loan.

          "MARGIN REGULATIONS" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "MARGIN STOCK" shall have the meaning given such term under Regulation U of the Board.

          "MATERIAL ADVERSE CHANGE" shall mean any event, circumstance or development that has had or could reasonably be expected to have a materially adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole that makes the Borrower unable to perform any of its obligations under this Agreement or (b) the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent and the Lenders hereunder.

          "ML" shall have the meaning given such term in the preamble hereto.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or accruing an obligation to make, contributions, or has within any of the preceding five plan years made, or accrued an obligation to make, contributions.

          "NET PROCEEDS" shall mean (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be deposited as collateral security for any Indebtedness to obtain the release of any asset which is the subject of such Asset Sale or Recovery Event in accordance with the terms and conditions of such Indebtedness, amounts required to be applied to prepay any Indebtedness in accordance with any mandatory prepayment or redemption provisions thereof and other customary fees and expenses actually incurred in connection therewith and net of taxes (including transfer, income and capital gains taxes) paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity or equity-linked securities or debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking or other "up front" fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "ONCOR" shall have the meaning set forth in the preamble hereto.

          "ONCOR MORTGAGE" shall mean the Mortgage and Deed of Trust, dated as of December 1, 1983, from TXU Electric Company to Irving Trust Company (now The Bank of New York), as trustee, as amended and supplemented from time to time and as assumed by Oncor.

          "ONCOR MORTGAGE BONDS" shall mean Collateral Bonds issued under the Oncor Mortgage.

          "PAYMENT Office" shall mean the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED ENCUMBRANCES" shall mean, as to any person at any date, any of the following:

          (a) (i) Liens for taxes, assessments or governmental charges not then delinquent and Liens for workers' compensation awards and similar obligations not then delinquent and undetermined Liens or charges incidental to construction, Liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by such person in good faith against which an adequate reserve has been established, with respect to which levy and execution thereon have been stayed and continue to be stayed and which do not impair the use of the property or the operation of such person's business, (ii) Liens incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds, and mechanics' or materialmen's Liens, assessments or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired, and other Liens of like nature incurred or created in the ordinary course of business;

          (b) Liens securing indebtedness, neither assumed nor guaranteed by such person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such person for any substation, transmission line, transportation line, distribution line, right of way or similar purpose;

          (c) rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

          (d) rights reserved to or vested in others to take or receive any part of the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of such person and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

          (e) easements, restrictions, exceptions or reservations in any property and/or rights of way of such person for the purpose of roads, pipe lines, substations, transmission lines, transportation lines, distribution lines, removal of oil, gas, lignite, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by such person;

          (f) rights reserved to or vested in any municipality or public authority to use, control or regulate any property of such person;

          (g) any obligations or duties, affecting the property of such person, to any municipality or public authority with respect to any franchise, grant, license or permit;

          (h) as of any particular time any controls, Liens, restrictions, regulations, easements, exceptions or reservations of any municipality or public authority applying particularly to space satellites or nuclear fuel;

          (i) any judgment Lien against such person securing a judgment for an amount not exceeding 25% of Consolidated Shareholders' Equity of the Borrower, so long as the finality of such judgment is being contested by appropriate proceedings conducted in good faith and execution thereon is stayed;

          (j) any Lien arising by reason of deposits with or giving of any form of security to any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable such person to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workers' compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements; or

          (k) any landlords' Lien on fixtures or movable property located on premises leased by such person in the ordinary course of business so long as the rent secured thereby is not in default.

          "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

          "PLAN" shall mean any employee pension benefit plan described under
     Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA that is maintained by the Borrower or any ERISA Affiliate.

          "QUALIFIED TRANSITION BONDS" shall mean securities, however denominated, that are (i) issued by the Borrower or a Consolidated Subsidiary of the Borrower formed and operating solely for the purpose of
     (A) purchasing and owning transition property created under a "financing order" (as such term is defined in the Texas Utilities Code) issued by the Commission, (B) issuing such securities pursuant to such order,
     (C) pledging its interests in such transition property to secure such securities and (D) engaging in activities ancillary to those described in clauses (A), (B) and (C) above (any such Consolidated Subsidiary, a "QTB SUBSIDIARY"), (ii) secured by or otherwise payable from transition charges authorized pursuant to such order, and (iii) non-recourse to the Borrower or any of its Consolidated Subsidiaries (other than the issuer of such securities).

          "QTB Subsidiary" shall have the meaning given such term in the definition of "Qualified Transition Bonds".

          "RECOVERY EVENT" shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries in excess of $1,000,000 other than with respect to any partial or total casualty if the proceeds of such settlement or payment are used to repair or replace the property which is the subject thereof.

          "REGISTER" shall have the meaning given such term in Section 8.04(d).

          "REPORTABLE EVENT" shall mean any reportable event as defined in Sections 4043(c)(1)-(8) of ERISA or the regulations issued thereunder (other than a reportable event for which the 30 day notice requirement has been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

          "REQUIRED LENDERS" shall mean, at any time, Lenders having Commitments and outstanding Loans representing, in the aggregate, in excess of 50% of the sum of (1) the Total Commitment at such time plus (2) the aggregate amount of the outstanding Loans at such time.

          "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "SEC" shall mean the Securities and Exchange Commission.

          "SIGNIFICANT DISPOSITION" shall mean a sale, lease, disposition or other transfer by the Borrower, or any Subsidiary of the Borrower, during any 12-month period, of assets constituting, either individually or in the aggregate with all other assets sold, leased, disposed or otherwise transferred by the Borrower or any of its Subsidiaries during such period, 25% or more of the assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, at the beginning of such period, excluding any such sale, lease, disposition or other transfer to a Wholly Owned Subsidiary of the Borrower.

          "SIGNIFICANT SUBSIDIARY" shall mean, with respect to the Borrower at any time, any Subsidiary of the Borrower that as of such time has total assets in excess of 10% of the total assets of the Borrower and its Consolidated Subsidiaries.

          "SOLVENT" means, with respect to any person as of a particular date, that on such date such person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SUBSIDIARY" shall mean, with respect to any person (the "PARENT"), any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such parent.

          "SUBSTANTIAL" shall mean, an amount in excess of 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries taken as a whole.

          "TERMINATION DATE" shall mean the date that is 364 days after the Closing Date.

          "TOTAL COMMITMENT" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time. The initial amount of the Total Commitment is $150,000,000.

          "2002 INDENTURE" shall mean the Indenture and Deed of Trust, dated as of May 1, 2002, by Oncor, as issuer, to The Bank of New York, as trustee, as amended and supplemented from time to time.

          "2002 INDENTURE BONDS" shall mean Collateral Bonds issued under the 2002 Indenture.

          "2002 INDENTURE TRUSTEE" shall mean the trustee under the 2002 Indenture, acting in its capacity as such.

          "TXU" shall mean TXU Corp., a Texas corporation.

          "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate and the Alternate Base Rate.

          "VOTING SHARES" shall mean, as to shares or other equity interests of a particular corporation or other type of person, outstanding shares of stock or other equity interests of any class of such corporation or other person entitled to vote in the election of directors or other comparable managers of such person, excluding shares or other interests entitled so to vote only upon the happening of some contingency.

          "WHOLLY OWNED SUBSIDIARY" of any person shall mean any Consolidated Subsidiary of such person all the shares of common stock and other voting capital stock or other voting ownership interests having ordinary voting power to vote in the election of the board of directors or other governing body performing similar functions (except directors' qualifying shares) of which are at the time directly or indirectly owned by such person.

          "WITHDRAWAL LIABILITY" shall mean liability of the Borrower established under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan, as such terms are defined in
     Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02.  TERMS GENERALLY.

     The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05.

                                   ARTICLE II
                                   THE CREDITS

     SECTION 2.01.  COMMITMENTS.

     Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time until the last day of the Borrowing Period or the prior termination of the Commitment of such Lender, in an amount up to the amount of such Lender's Commitment in effect at such time.

     Amounts borrowed and repaid by the Borrower hereunder may not be reborrowed.

     SECTION 2.02.  LOANS.

     (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $5,000,000 and not less than $25,000,000 (or, if such Borrowing is comprised solely of ABR Loans and the total Commitments then in effect are less than $25,000,000, an aggregate principal amount equal to the Total Commitments then in effect).

     (b) Each Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time.

     (c) Subject to paragraph (d) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than noon, New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Loans shall be made by the Lenders pro rata in accordance with Section 2.14. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower (without waiving any claim against such Lender for such Lender's failure to make such portion available) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (d) The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section
2.05 or 2.10, as applicable, with the proceeds of a new Borrowing, and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to paragraph (c) above.

     SECTION 2.03.  BORROWING PROCEDURE.

     In order to request a Borrowing, the Borrower shall hand deliver or telecopy (or telephonic notice promptly confirmed by telecopy) to the Administrative Agent a duly completed Borrowing Notice in the form of Exhibit A
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before such Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before such Borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Termination Date; and (iv) remittance instructions for such Borrowing. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the limitations set forth in the definition of "Interest Period"). If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. Notwithstanding any other provision of this Agreement to the contrary, no Borrowing shall be requested if the Interest Period with respect thereto would end after the Termination Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

     SECTION 2.04.  Fees.

     (a) The Borrower agrees to pay to the Lenders, through the Administrative Agent, a commitment fee (a "COMMITMENT FEE"), which shall accrue at the rate of 0.35% PER ANNUM ON the daily amount of the Commitments in effect hereunder at any time during the period from and including the Closing Date to but excluding the Termination Date.

     (b) Except as provided for in Section 2.09(d), the Commitment Fee shall be payable in arrears on the last Business Day of March, June, September and December and on the Termination Date, in immediately available funds, to the Administrative Agent for distribution among the Lenders. The Commitment Fee paid to the Administrative Agent shall be distributed by the Administrative Agent among the Lenders ratably according to the respective amounts of the Commitments of such Lenders. Once paid, no part of the Commitment Fee shall be refundable under any circumstances.

     SECTION 2.05.  REPAYMENT OF LOANS; EVIDENCE OF INDEBTEDNESS.

     (a) The outstanding principal balance of each Loan shall be due and payable, and the Borrower unconditionally promises to pay such outstanding principal balance, on the last day of the Interest Period applicable thereto and on the Termination Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each

Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.05 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     SECTION 2.06.  INTEREST ON LOANS.

     (a) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect.

     (b) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and (ii) 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect.

     (c) Interest on each Loan shall be payable, and the Borrower unconditionally promises to pay such interest, on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error; provided that the Administrative Agent shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

     SECTION 2.07.  DEFAULT INTEREST.

     (a) If the Borrower shall default in the payment of the principal of any Loan hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.06) equal to the rate that would otherwise be applicable thereto pursuant to the provisions of Section 2.06 plus 2%.

     (b) If the Borrower shall default in the payment of any interest on any Loan or any other amount becoming due hereunder (other than the principal of any Loan), whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in
Section 2.06(b)) equal to the Alternate Base Rate plus the Applicable Margin for ABR Loans plus 2%.

     SECTION 2.08.  ALTERNATE RATE OF INTEREST.

     In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts) of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall notify the Borrower of such notice, and ntil the Required Lenders shall have advised the Administrative Agent that the circumstances ving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowin shall be deemed a request for an ABR Borrowing. Each determination by the Administrative, Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Administrative Agent, shall, upon request, provide to the Borrower certificate setting forth in reasonable detail the basis for such determination.

     SECTION 2.09.  TERMINATION AND REDUCTION OF COMMITMENTS.

     (a) The Commitments shall be automatically reduced by the amount of any Loans made pursuant to Section 2.01 and as provided for in Section 2.11.

     (b) The Commitments shall be automatically terminated on) the Termination Date.

     (c) Upon at least two Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment then in effect; provided, however, that (i) each partial reduction of the Total Commitment sha 1 be in an integral multiple of $10,000,000 and in a minimum principal amount of $10,000,000 d (ii) no such termination or reduction shall be made that would reduce the Total Commitment to an amount less than $50,000,000, unless the result of such termination or reduction is to reduce the Total Commitment to $0. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.09(c) and of each Lender's portion of any such termination or reduction of the Total Commitment.

     (d) The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Commitment Fee on the amount of the Commitments so terminated or reduced a crued through the date of such termination or reduction.

     SECTION 2.10.  VOLUNTARY PREPAYMENTS.

     (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent:
(i) before 11:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 11:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $10,000,000.

     (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shal1 be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 8.05 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.11.  MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS.

     (a) Unless the Required Lenders and the Borrower shall otherwise agree, if any Capital Stock shall be issued or sold, or Indebtedness (other than in respect of Qualified Transition Bonds or commercial paper) incurred, by the Borrower or any of its Subsidiaries, in each case other than to any Affiliate of the Borrower, then on the date of such issuance or sale, an amount equal to 100% of the Net Proceeds thereof shall be applied by the Borrower toward the prepayment of the Loans and/or credited to the reduction of the Total Commitments in effect on such date as set forth in Section 2.11(c).

     (b) Unless the Required Lenders and the Borrower shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale or Recovery Event then the Loans shall be prepaid and/or the Total Commitments shall be reduced on such date in accordance with
Section 2.11(c) by an amount equal, to 100% of the amount of such Net Proceeds.

     (c) Amounts to be applied to prepayments or credited to Commitment reductions made pursuant to paragraphs (a) and (b) of this Section shall be applied, first, to the prepayment of the Loans until all the Loans outstanding immediately prior to such prepayment, if any, have been repaid in full and, second, to reduce permanently the Total Commitments.

     SECTION 2.12.  RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

      (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender hereunder (except for changes in respect of taxes on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender's principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Loan (other than an ABR Loan) made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (other than an ABR Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower shall, upon receipt of the notice and certificate provided for in Section 2.12(c), promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) If any Lender shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for any such reduction suffered will be paid to such Lender by the Borrower. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders shall otherwise determine that such understanding is incorrect, it is agreed that the Lenders, will be entitled to make claims under this paragraph (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

     (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower, and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender shall give prompt notice to the Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by the Borrower pursuant to this Section; provided, however, that failure by such Lender to give such notice shall not constitute a waiver of such Lender's right to demand compensation hereunder.

     (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation under this Section 2.12 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and
(ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (e) The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (f) Each Lender agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

     SECTION 2.13.  CHANGE IN LEGALITY.

     (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 8.05(b).

     (b) For purposes of this Section 2.13, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

     SECTION 2.14.  PRO RATA TREATMENT.

     Except as required under Sections 2.13 and 2.18, each Borrowing, each payment or prepayment of principal of the Loans, each payment of interest on the Loans, each payment of the Commitment Fee, each reduction of the Commitments and each refinancing or conversion of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Loan to the next higher or lower whole dollar amount.

     SECTION 2.15.  SHARING OF SETOFFS.

     Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan in the amount of such participation.

     SECTION 2.16.  PAYMENTS.

     (a) The Borrower shall make each payment (including principal of or interest on any Loan or the Commitment Fee or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at the Payment Office, in immediately available funds. Each such payment shall be made without off-set, deduction or counterclaim, provided, that the foregoing shall not constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Administrative Agent or any Lender.

     (b) Whenever any payment (including principal of or interest on any Loan or the Commitment Fee or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the Commitment Fee, if applicable.

     SECTION 2.17.  TAXES.

     (a) Any and all payments of principal and interest on any of the outstanding Loans, or of the Commitment Fee or indemnity or expense reimbursements by the Borrower hereunder ("BORROWER PAYMENTS") shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all current or future United States Federal, state and local taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such Borrower Payments, but only to the extent reasonably attributable to such Borrower Payments, excluding (i) income taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent or such Lender (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "TAXES"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) orj the Administrative Agent, (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable jto additional sums payable under this Section 2.17) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay to the relevant United States Governmental Authority in accordance with applicable law any current or future st p or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or oth rwise with respect to, this Agreement ("OTHER TAXES").

     (c) The Borrower shall indemnify each Lender (or Transferee thereof) and the Administrative Agent for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such person, and any liability (including penalties (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant United States Governmental Authority. A certificate setting forth an in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a Lender or the Administrative Agent on their behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or the Administrative Agent makes written demand therefor.

     (d) If a Lender (or Transferee) or the Administrative Age shall become aware that it is entitled to claim a refund from a United States Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such United States Governmental Authority for such refund at the Borrower's expense. If a Lender (or Transferee) of the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower had paid additional amounts pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest paid by the relevant United States Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund to such United States Governmental Authority.

     (e) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant United States Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt issued by such United States Governmental Authority evidencing payment thereof.

     (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans hereunder.

     (g) Each of the Administrative Agent and each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER" or "NON U.S. ADMINISTRATIVE AGENT", as applicable) shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by the Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this
Section 2.17(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(g) that such Non-U.S. Lender is not legally able to deliver.

     (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or Non-U.S. Administrative Agent (including any Transferee), or to pay any additional amounts to any Non-U.S. Lender or Non-U.S. Administrative Agent (including any Transferee), in respect of United States Federal, state or local withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to an Loan; provided, however, that this clause (h) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (h) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (h)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or such Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Lender (including any Transferee) to comply with the provisions of paragraph (g) above and paragraph (i) below.

     (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

     (j) Nothing contained in this Section 2.17 shall require any Lender (or Transferee) or the Administrative Agent to make available to the Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary.

     SECTION 2.18.  ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES.

     In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.12 or 2.13, or the Borrower shall be required to make additional payments to any Lender under Section 2.17, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all such Lender's interests, rights and obligations contained hereunder to another financial institution approved by the Administrative Agent and the Borrower (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder, and the Borrower shall pay the processing and recordation fee due pursuant to Section 8.04 and any amounts payable pursuant to
Section 8.05(b).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to each Lender as follows:

     SECTION 3.01.  ORGANIZATION; POWERS.

     The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (iv) has the corporate power and authority to execute, deliver and perform its obligations hereunder and under the Delivery Agreement and to request and receive Loans hereunder.

     SECTION 3.02.  AUTHORIZATION.

     The execution, delivery and performance by the Borrower of each of this Agreement and the Delivery Agreement, the Borrowings hereunder and the issuance of 2002 Indenture Bonds and/or Oncor Mortgage Bonds in connection herewith and in accordance with the Delivery Agreement (i) have been duly authorized by all requisite corporate action and (ii) will not (A) violate (x) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) to which the Borrower or any of its Subsidiaries is subject or of the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of them or any of its or their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries other than the Liens incurred in connection with the issuance of Collateral Bonds to the Administrative Agent as contemplated hereby and by the Delivery Agreement.

     SECTION 3.03.  ENFORCEABILITY.

     Each of this Agreement and the Delivery Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     SECTION 3.04.  GOVERNMENTAL APPROVALS.

     No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Borrower of this Agreement or the Delivery Agreement and the issuance of 2002 Indenture Bonds and/or Oncor Mortgage Bonds in connection herewith and in accordance with the Delivery

Agreement, except those as have been duly obtained and as are (i) in full force and effect, (ii) sufficient for their purpose and (iii) not subject to any pending or, to the knowledge of the Borrower, threatened appeal or other proceeding seeking reconsideration or review thereof.

     SECTION 3.05.  FINANCIAL STATEMENTS.

     (a) The combined balance sheet of the Borrower and the businesses that the Borrower comprises as of December 31, 2001 and the related statements of combined income and cash flow for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in Holdings' Form 8-K filed with the SEC on April 17, 2002, copies of which have been delivered to each of the Lenders, present fairly, in all material respects, the combined financial position of the Borrower and the businesses that the Borrower comprises as of such date and their combined results of operations and cash flows for the period ending on such date, in conformity with GAAP. The unaudited consolidated balance sheets of the Borrower as of March 31, 2002, June 30, 2002 and September 30, 2002 and the related statements of consolidated income and cash flows for such fiscal quarters ended on such dates, set forth in Holdings' Form 8-K filed with the SEC on May 29, 2002, August 23, 2002 and November 21, 2002, copies of which have been delivered to each of the Lenders, present fairly, in all material respects, the consolidated financial position of the Borrower as of such dates and its combined results of operations and cash flows for the period ending on such dates, in conformity with GAAP.

     (b) Since September 30, 2002, there has been no Material Adverse Change with respect to the Borrower, other than as a result of (A) the effect of any regulatory disallowances resolving fuel or other issues in any proceeding before the Commission or the Railroad Commission of Texas in an aggregate amount not to exceed $100,000,000, (B) any non-cash book losses relating to the sale or write-down of assets, (C) one-time costs of up to $100,000,000 incurred in connection with the restructuring of certain subsidiaries of TXU in connection with the 1999 Texas electric industry restructuring legislation (as described in TXU's filings with the SEC) and (D) up to $100,000,000 of costs incurred in connection with write-offs relating to the regulatory settlement plan, initially filed with the Commission on December 31, 2001, of Holdings and certain of its Subsidiaries (as described in TXU's filings with the SEC).

     SECTION 3.06.  Litigation.

     Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date of this Agreement, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that could materially adversely affect the ability of the Borrower to pay its obligations hereunder or which in any manner draws into question the validity of this Agreement.

     SECTION 3.07.  FEDERAL RESERVE REGULATIONS.

     (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Borrowing will be used by the Borrower, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

     (c) Not more than 25% of the value of the assets of the Borrower subject to the restrictions of Sections 5.09 and 5.10 are represented by Margin Stock.

     SECTION 3.08.  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) Neither the Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     (b) The Borrower and each of its Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935 and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution, delivery and performance by the Borrower of this Agreement and their respective obligations hereunder do not violate any provision of such Act or any rule or regulation thereunder.

     SECTION 3.09.  NO MATERIAL MISSTATEMENTS.

     No report, financial statement or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or the Delivery Agreement contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

     SECTION 3.10.  TAXES.

     The Borrower and its Subsidiaries have filed or caused to be filed within 3 days of the date on which due, all material Federal, state and local tax returns which to their knowledge are required to be filed by them, and have paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

     SECTION 3.11.  Employee Benefit Plans.

     With respect to each Plan, the Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder. No

ERISA Event has occurred that alone or together with any other ERISA Event has resulted or could reasonably be exp cted to result in a Material Adverse Change. Neither the Borrower nor any ERISA Affiliate h s incurred any Withdrawal Liability that could result in a Material Adverse Change. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan' is in reorganization or has been terminated within the meaning of Title IV of ERISA, which such reorganization or termination could result in a Material Adverse Change, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or can reasonably be expected to result, through an increase in the contributions required to be made to such Plan or otherwise, in a Material Adverse Change.

     SECTION 3.12.  SIGNIFICANT SUBSIDIARIES.

     Each of the Borrower's Significant Subsidiaries is a corporation, limited liability company or other type of person duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (as the case may be) and has all corporate, limited liability company, partnership or other (as the case may be) powers necessary to carry on its business substantially as now conducted. The Borrower's Significant Subsidiaries have all material governmental licenses, authorizations, consents and approvals required to carry on the business of the Significant Subsidiaries substantially as now conducted.

     SECTION 3.13.  ENVIRONMENTAL MATTERS.

     Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date of this Agreement, the Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries has received notice of any failure so to comply, except where such failure could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, the facilities of the Borrower or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, the Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Change.

     SECTION 3.14.  SOLVENCY.

     The Borrower is Solvent.

     SECTION 3.15. AUTHORIZATION AND ENFORCEABILITY OF 2002 INDENTURE AND 2002 INDENTURE BONDS.

     (a) The 2002 Indenture has been duly and validly authorized, executed and delivered by the Borrower and is a valid and binding instrument, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof mayy be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. The 2002 Indenture complies as to form with the requirements of the Trust Indenture Act of 1939, as amended.

     (b) Any 2002 Indenture Bonds issued to the Administrative Agent pursuant to
Section 4.02(f) will have been duly and validly authorized by the Borrower for issuance to the Administrative Agent in accordance herewith and with the Delivery Agreement and, if and when executed by the Borrower and authenticated by the Trustee under the 2002 Indenture in accordance with the 2002 Indenture and delivered to the Administrative Agent in accordance with the terms hereof and of the Delivery Agreement, will constitute valid and binding obligations of the Borrower entitled to the benefits of, and the security afforded by, the 2002 Indenture and enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. The Borrower has all requisite corporate power and authority to issue and deliver the 2002 Indenture Bonds in accordance with and upon the terms and conditions set forth herein and in the Delivery Agreement.

     SECTION 3.16. AUTHORIZATION AND ENFORCEABILITY OF THE ONCOR MORTGAGE AND THE ONCOR MORTGAGE BONDS.

     (a) The Oncor Mortgage has been duly and validly assumed by the Borrower and is a valid and binding instrument enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. The Oncor Mortgage complies as to form with the requirements of the Trust Indenture Act of 1939, as amended.

     (b) All Oncor Mortgage Bonds issued to the Administrative Agent or the 2002 Indenture Trustee pursuant to Section 4.02(f) will have been duly and validly authorized by the Borrower for issuance to the Administrative Agent or the 2002 Indenture Trustee, as the case may be, in accordance herewith and with the Delivery Agreement and will, when issued and delivered to the Administrative Agent or to the 2002 Indenture Trustee, as the case may be, as contemplated hereby and by the Delivery Agreement, be legal, valid and binding obligations of the Borrower enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and will be entitled to the security afforded by the Oncor Mortgage. The Borrower has all requisite corporate power and authority to issue and deliver the Oncor Mortgage Bonds in accordance with and upon the terms and conditions set forth herein and in the Delivery Agreement.

     SECTION 3.17.  CREDIT FACILITIES.

     The Credit Facilities listed on Schedule 3.17 constitute a complete and accurate list of each Credit Facility (other than this Agreement) to which the Borrower is a party as of the date of this Agreement.

                                   ARTICLE IV
                                   CONDITIONS

     SECTION 4.01.  CONDITIONS PRECEDENT TO INITIAL LOANS.

     The obligation of each Lender to make its initial Loan hereunder is subject to the satisfaction of the following conditions precedent on or before the date of the initial Loan:

     (a) The Administrative Agent shall have received duly executed and delivered counterparts of the Delivery Agreement from each of the parties thereto.

      (b) The Administrative Agent shall have received favorable written legal opinions of (i) Thelen Reid & Priest LLP, special New York counsel to the Borrower, and (ii) Hunton & Williams, counsel to the Borrower, in each case dated the date of the initial Loan, addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Administrative Agent.

     (c) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of incorporation of the Borrower, and a certificate as to the good standing of the Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary or analogous officer of the Borrower, dated the date of this Agreement and certifying (A) that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution and delivery by the Borrower of this Agreement and the Delivery Agreement, the Borrowings to be made hereunder, the performance by the Borrower of all of its obligations hereunder and under the Delivery Agreement and the issuance of 2002 Indenture Bonds and/or Oncor Mortgage Bonds in connection herewith and in accordance with the Delivery Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or the Delivery Agreement and any other document delivered in connection herewith or therewith on behalf of the Borrower; (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary or analogous officer executing the certificate pursuant to (ii) above; and (iv) a certificate of a Responsible Officer of the Borrower, dated the date of this Agreement, stating that (A) no action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Borrower of this Agreement or the Delivery Agreement and the issuance of 2002 Indenture Bonds and/or Oncor

Mortgage Bonds in connection herewith and in accordance with the Delivery Agreement, except those as have been duly obtained and as are (1) in full force and effect, (2) sufficient for their purpose and (3) not subject to any pending or, to the knowledge of such person, threatened appeal or other proceeding seeking reconsideration or review thereof, and (B) the representations and warranties set forth in Article III hereof and Article III of the Delivery Agreement are true and correct in all material respects on and as of the date hereof, and (C) no Event of Default or Default has occurred and is continuing on the date hereof.

     (d) The Administrative Agent shall have received (i) audited consolidated financial statements of the Borrower and TXU for the three most recent fiscal years ended prior to the date of this Agreement as to which such financial statements are available and (ii) unaudited interim consolidated financial statements (reviewed under SAS 71 principles) of the Borrower and TXU for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and each of the foregoing which is delivered subsequent to October 29, 2002 shall be satisfactory to the Arrangers.

     (e) The Administrative Agent shall have received such other approvals, opinions, certificates, instruments and documents as the Administrative Agent, or any of the Lenders may have reasonably requested, in form satisfactory to the Administrative Agent and the requesting Lender (if applicable).

     (f) The Lenders, the Administrative Agent and the Arrangers shall have received payment of all fees required to be paid, and reimbursements of all expenses for which invoices have been presented and that are required to be paid, on or prior to the date of the initial Loans pursuant to this Agreement.

     SECTION 4.02.  CONDITIONS TO EACH LOAN.

     The Commitment of each Lender to make any Loan hereunder shall be subject to the satisfaction of the following conditions precedent on the date of such
Loan:

     (a) The Administrative Agent shall have received from the Borrower a notice requesting such Loans as required by Section 2.03.

     (b) The representations and warranties of the Borrower set forth in
Article III hereof (except, in the case of any Loans that do not increase the aggregate principal amount of the outstanding Loans to the Borrower, the representations set forth in Sections 3.05(b), 3.06, 3.11 and 3.13) and in
Article III of the Delivery Agreement shall be true and correct in all material respects on and as of the date of such Loan with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) At the time of and immediately after such Loan, no Default or Event of Default affecting the Borrower shall have occurred and be continuing at the time of such Loan or would result from the making of such Loan.

     (d) The Administrative Agent shall have received a certificate of a Responsible Officer of the relevant Borrower certifying that the matters set forth in paragraphs (b) and (c) of this Section 4.02 are true and correct as of such date.

     (e) [Reserved]

     (f) Simultaneously with the making of such Loans, Collateral Bonds (issued, in the sole discretion of the Arrangers, under the Oncor Mortgage or the 2002 Indenture) in an aggregate principal amount equal to the aggregate principal amount of such Loans and having terms that mirror the terms of such Loans and that are otherwise reasonably satisfactory to the Administrative Agent shall be issued and delivered to the Administrative Agent in accordance with the terms of the Delivery Agreement, and, if such Collateral Bonds constitute 2002 Indenture Bonds, Oncor Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of such Loans and having terms that mirror the terms of such Loans and that are otherwise reasonably satisfactory to the Administrative Agent shall be issued and delivered to the 2002 Indenture Trustee.

     (g) The trading level for the ten trading sessions preceding the date of such Loans of the Borrower's 6.375% Senior Secured Notes due 2012 (which trading level shall be determined by the Administrative Agent by taking an average of the trading spreads received by the Administrative Agent from each of (1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, (2) Credit Suisse First Boston and (3) Banc One Capital Markets, Inc.) shall not have been greater than the greater of (i) 10.5% and (ii) 550 basis points above the yield on the relevant U.S. Treasury security.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower for which such Borrowing was made on the date of such Borrowing as to the matters specified in subsections (b) and (c) of this Section 4.02.

                                    ARTICLE V
                                    COVENANTS

     The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

     SECTION 5.01. EXISTENCE.

     It will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all rights, licenses, permits, franchises and authorizations necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 5.09.

     SECTION 5.02.  COMPLIANCE WITH LAWS; BUSINESS AND PROPERTIES.

     It will, and will cause each of its Subsidiaries to, comply with all applicable material laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 5.03.  FINANCIAL STATEMENTS, REPORTS, ETC.

     The Borrower will furnish to the Administrative Agent and each Lender:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner reasonably acceptable to the SEC by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of the Borrower's fiscal year ended at the end of such quarter, and for the twelve months ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth comparative figures for previous dates and periods to the extent required in Form 10-Q and to the extent such comparative figures are available, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Borrower;

     (c) simultaneously with any delivery of each set of financial statements referred to in paragraphs (a) and (b) above a certificate of a Financial Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.11 and 5.12 on the date of such financial statements, and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the Financial Officer's certificate delivered simultaneously therewith pursuant to paragraph (c) above;

     (e) forthwith upon becoming aware of the occurrence of any Default or Event of Default, a certificate of a Financial Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8-K and similar reports which the Borrower shall have filed with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC;

     (g) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice from a proper representative of a Multiemployer Plan of complete or partial Withdrawal Liability being imposed upon such member of the Controlled Group under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, or appoint a trustee to administer, any Plan, a copy of such notice; and

     (h) promptly, from time to time, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

As promptly as practicable after delivering each set of financial statements as required in paragraph (a) of this Section, the Borrower shall make available a copy of the consolidating workpapers used by the Borrower in preparing such consolidated statements to each Lender that shall have requested such consolidating workpapers. Each Lender that receives such consolidating workpapers shall hold them in confidence as required by Section 8.15; provided that no Lender may disclose such consolidating workpapers to any other person pursuant to clause (iv) of Section 8.15.

     SECTION 5.04.  INSURANCE.

     It will, and will cause each of its Subsidiaries to, maintain such insurance or self insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses.

     SECTION 5.05.  TAXES, ETC.

     It will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

     SECTION 5.06.  MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS.

     It will, and will cause each of its Subsidiaries to, maintain financial records in accordance with GAAP and, upon reasonable notice and at reasonable times, permit authorized representatives designated by any Lender to visit and inspect its properties and to discuss its affairs, finances and condition with its officers.

     SECTION 5.07.  ERISA.

     It will, and will cause each of its Subsidiaries that are members of the Controlled Group to, comply in all material respects with the applicable provisions of ERISA and the Code except where any noncompliance, individually or in the aggregate, would not result in a Material Adverse Change.

     SECTION 5.08.  USE OF PROCEEDS.

     It will not, and will not cause or permit any of its Subsidiaries to, use the proceeds of the Loans for purposes other than general corporate purposes, including commercial paper-back-up.

     SECTION 5.09. CONSOLIDATIONS, MERGERS, SALES AND ACQUISITIONS OF ASSETS AND INVESTMENTS IN SUBSIDIARIES.

     It (i) will not, and will not permit any of its Significant Subsidiaries to, consolidate or merge with or into any person unless (A) in the case of any such transaction involving the Borrower, the surviving person is the Borrower or another person formed under the laws of a State of the United States of America and assumes or is responsible, by operation of law, for all the obligations of the Borrower hereunder and (B) in the case of any such transaction involving any such Significant Subsidiary, the survivor is the Borrower, such Significant Subsidiary or a Wholly Owned Subsidiary of the Borrower (or a person which as a result of such transaction becomes a Wholly Owned Subsidiary of the Borrower), and (ii) will not, and will not permit any of its Significant Subsidiaries to, make a Significant Disposition to any person other than the Borrower or a Wholly Owned Subsidiary of the Borrower (or a person which as a result of such transaction becomes a Wholly Owned Subsidiary of the Borrower), provided that the Borrower will not in any event permit any such consolidation, merger, sale, lease or transfer if any Default or Event of Default relating to the Borrower shall have occurred and be continuing at the time of or after giving effect to such transaction. Notwithstanding the foregoing, (x) neither the Borrower nor any of its Subsidiaries will engage to a Substantial extent in businesses other than those currently conducted by them and other businesses reasonably related thereto, (y) neither the Borrower nor any of its Subsidiaries will acquire any Subsidiary or make any investment in any Subsidiary if, upon giving effect to such acquisition or investment, as the case may be, the Borrower would not be in compliance with the covenants set forth in Sections 5.11 and 5.12 and (z) nothing in this Section shall prohibit any sales of assets permitted by
Section 5.10(d).

     SECTION 5.10.  LIMITATIONS ON LIENS.

     Neither the Borrower nor any Significant Subsidiary thereof will create or assume or permit to exist any Lien in respect of any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Significant Subsidiary, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or sell, or permit any Significant Subsidiary thereof to sell, any accounts receivable; provided that the provisions of this Section shall not prevent or restrict the creation, assumption or existence of:

     (a) any Lien in respect of any such property or assets of any Significant Subsidiary of the Borrower to secure indebtedness owing by it to the Borrower or any Wholly Owned Subsidiary of the Borrower; or

     (b) Liens (including capital leases) in respect of property acquired by the Borrower or any Significant Subsidiary thereof, to secure the purchase price, or the cost of construction and development, of such property (or to secure indebtedness incurred prior to, at the time of, or within 120 days after the later of the acquisition of such property and the commencement of operation of such property for the purpose of financing the acquisition, or the cost of construction and development, of such property), or Liens existing on any such property at the time of acquisition of such property by the Borrower or such Significant Subsidiary, whether or not assumed, or any Lien in respect of property of any person existing at the time such person becomes a Subsidiary of the Borrower; or agreements to acquire any property or assets under conditional sale agreements or other title retention agreements, or capital leases in respect of any other property; provided that

                  (A) the aggregate principal amount of Indebtedness secured by all Liens in respect of any such property shall not exceed the cost (as determined by the board of directors or analogous governing body of the Borrower or such Significant Subsidiary, as the case may be) of such property at the time of acquisition thereof (or (x) in the case of property covered by a capital lease, the fair market value, as so determined, of such property at the time of such transaction, or (y) in the case of a Lien in respect of property existing at the time such person becomes a Subsidiary of the Borrower the fair market value, as so determined of such property at such time), and

                  (B) at the time of the acquisition of the property by the
            Borrower or such Significant Subsidiary, or at the time such person becomes a Subsidiary of the Borrower, as the case may be, every such Lien shall apply and attach only to the property originally subject thereto and fixed improvements constructed thereon; or

     (c) refundings or extensions of any Lien permitted in the foregoing paragraph (b) for amounts not exceeding the principal amount of the Indebtedness so refunded or extended or the fair market value (as determined by the board of directors (or analogous governing body) of the Borrower or such Significant Subsidiary, as the case may be) of property theretofore subject to such Lien, whichever shall be lower, in each case at the time of such refunding or extension; provided that such Lien shall apply only to the same property theretofore subject to the same and fixed improvements constructed thereon; or

     (d) sales subject to understandings or agreements to repurchase; provided that the aggregate sales price for all such sales (other than sales to any governmental instrumentality in connection with such instrumentality's issuance of indebtedness, including without limitation industrial development bonds and pollution control bonds, on behalf of the Borrower or any Significant Subsidiary thereof) made in any one calendar year shall not exceed $50,000,000 in the aggregate for the Borrower and its respective Significant Subsidiaries; or

     (e) any production payment or similar interest which is dischargeable solely out of natural gas, coal, lignite, oil or other mineral to be produced from the property subject thereto and to be sold or delivered by the Borrower or any Significant Subsidiary thereof; or

     (f) any Lien (whenever incurred) on assets owned by the Borrower or any Subsidiary thereof as of the date hereof and any fuel, operating and maintenance or similar contract related thereto securing Indebtedness of the Borrower or Subsidiary in an aggregate amount not to exceed 10% of consolidated assets of the Borrower; or

     (g) leases (other than capital leases) now or hereafter existing and any renewals and extensions thereof under which the Borrower or any Significant Subsidiary thereof may acquire or dispose of any of its property, subject, however, to the terms of Section 5.09; or

     (h) any Lien created or to be created by the Oncor Mortgage or the 2002 Indenture; or

     (i) pledges or sales by the Borrower or any Subsidiary of the Borrower of its accounts receivable including customers' installment paper; or

     (j) the pledge of current assets, in the ordinary course of business, to secure current liabilities; or

     (k) Permitted Encumbrances; or

     (1) Liens created to secure reimbursement obligations for other letters of credit issued for the account of the Borrower or any of its Subsidiaries; or

     (m) any Lien incurred in connection with the issuance of Qualified Transition Bonds; or

     (n) any Lien incurred in connection with the issuance of Collateral Bonds to the Administrative Agent in connection herewith and in accordance with the Delivery Agreement.

     SECTION 5.11.  EQUITY CAPITALIZATION RATIO.

     The Borrower will not, as of the end of each quarter of each fiscal year of the Borrower, permit the ratio of its Consolidated Shareholders' Equity to its Consolidated Total Capitalization to be less than 35%.

     SECTION 5.12. FIXED CHARGE COVERAGE RATIO. The Borrower will not, for any period of twelve consecutive calendar months ending on the last day of any fiscal quarter of the Borrower, permit the ratio of (i) Consolidated Earnings Available for Fixed Charges for such period to (ii) Consolidated Fixed Charges for such period to be less than 2.00 to 1.00.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     In case of the happening of any of the following events (each an "EVENT of DEFAULT"):

     (a) any representation or warranty made or deemed made by the Borrower in or in connection with the execution and delivery of this Agreement or the Delivery Agreement or the Loans hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; or

     (b) default shall be made by the Borrower in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

     (c) default shall be made by the Borrower in the payment of any interest on any Loan or the Commitment Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days; or

     (d) default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.01,
5.11 or 5.12 of this Agreement or in Section 4.1, 4.2 or 4.7 of the Delivery Agreement; or

     (e) default shall be made by the Borrower (i) in the due observance or performance of any covenant, condition or agreement contained in Section 5.09 and such default shall continue unremedied for a period of 5 days or (ii) in the due observance or performance of any covenant, condition or agreement contained herein or in the Delivery Agreement (other than those specified in (b), (c), or (d) or (e)(i) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent at the request of any Lender to the Borrower; or

     (f) TXU shall no longer own, directly or indirectly, all the outstanding common stock in the Borrower or any permitted successor to the Borrower; or

     (g) the Borrower or any Subsidiary thereof shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $50,000,000, when and as the same shall become due and payable, subject to any applicable grace periods, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become accelerated or due prior to its stated maturity; or

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary thereof, or of a substantial part of the property or assets of the Borrower or any Significant Subsidiary thereof, under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary thereof or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary thereof or
(iii) the winding up or liquidation of the Borrower or any Significant Subsidiary thereof; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

     (i) the Borrower or any Significant Subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary thereof or for a substantial part of the property or assets of it or such Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

     (j) A Change in Control shall occur; or

     (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower or any Subsidiary thereof or any combination thereof and such judgment or order shall remain undischarged or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary thereof to enforce any such judgment or order; or

     (1) an ERISA Event or ERISA Events shall have occurred that reasonably could be expected to result in a Material Adverse Change with respect to the Borrower; or

     (m) the Delivery Agreement shall cease, for any reason, to be in full force and effect, or any Lien created by the Delivery Agreement or created under the 2002 Indenture or the Oncor Mortgage shall cease, for any reason (other than by reason of the express release thereof pursuant to and in accordance with the terms of the Delivery Agreement, the 2002 Indenture or the Oncor Mortgage, as the case may be), to be enforceable and of the same effect and priority purported to be created thereby, or TXU, the Borrower or any Affiliate thereof shall so assert;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take one or all of the following actions, at the same or different times: (i) terminate forthwith the right of the Borrower to request and receive Loans; and (ii) declare the Loans of the Borrower then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Commitment Fee and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in paragraph
(h) or (i) above affecting the Borrower, the right of the Borrower to request and receive Loans shall automatically terminate and the principal of the Loans then outstanding of the Borrower, together with accrued interest thereon and any unpaid accrued Commitment Fee and all other liabilities of the Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENT

     In order to expedite the transactions contemplated by this Agreement, Credit Suisse First Boston is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the Delivery Agreement, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each Lender to the Borrower of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

     Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein and in the Delivery Agreement, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Delivery Agreement or otherwise exist against the Administrative Agent.

     Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or in the Delivery Agreement or the contents of any document delivered in connection herewith or therewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained herein or in the Delivery Agreement. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or the Delivery Agreement or other instruments or agreements. The Administrative Agent may deem and treat the Lender that makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof and of the Delivery Agreement until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein or in the Delivery Agreement, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or under the Delivery Agreement or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under the Delivery Agreement or in connection herewith or therewith. The

Administrative Agent may execute any and all duties hereunder or under the Delivery Agreement by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder or thereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or the Delivery Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the Administrative Agent gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the Administrative Agent shall be discharged from its duties and obligations hereunder and under the Delivery Agreement. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

     With respect to the Loans made by it hereunder, the Administrative Agent, in its individual capacity and not as Administrative Agent, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not Administrative Agent.

     Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, the amount of its percentage of the then outstanding Loans) of any expenses incurred for the benefit of the Lenders, in its role as Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement or the Delivery Agreement or any action taken or omitted by it under this Agreement or the Delivery Agreement to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents. Each Lender agrees that any allocation made in good faith by the Administrative Agent of expenses or other amounts referred to in this paragraph shall be conclusive and binding for all purposes.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

     ML and CSFB shall not, by virtue of their respective designations as Arranger, and ML shall not, by virtue of its designation as Syndication Agent, have any duties, liabilities, obligations or responsibilities under this Agreement other than, if applicable, as a Lender hereunder.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.01.  NOTICES.

     Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

     (a) if to the Borrower, c/o TXU Business Services Company, Energy Plaza, 1601 Bryan Street, 33rd Floor, Dallas, TX 75201, Attention: Treasurer (Telecopy No. 214-812-2488);

     (b) if to the Administrative Agent, to CSFB, as Administrative Agent, Credit Suisse First Boston, Eleven Madison Avenue, New York, New York 10010,
Attention: Margaret Sang, Agency Group, OMA-8, Telecopy: (212) 325-8304,
Telephone: (212) 538-2903; with a copy to Attention: James Moran, Director,
Telecopy: (212) 325-8615, Telephone: (212) 325-9176.

     (c) if to a Lender, to it at its address (or telecopy number) set forth in the Register or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

     SECTION 8.02.  SURVIVAL OF AGREEMENT.

     All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the Delivery Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as there are any Loans outstanding or the Commitment Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

     SECTION 8.03.  BINDING EFFECT.

     This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.

     SECTION 8.04.  SUCCESSORS AND ASSIGNS.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, an assignment to a Federal Reserve Bank or an assignment made at any time an Event of Default shall have occurred and be continuing, the Borrower, each Arranger and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) unless otherwise agreed by the Borrower, the Arrangers and Administrative Agent, except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 or, if the amount of the Commitment and Loans of the assigning Lender is less than $1,000,000, the aggregate amount of such Lender's Commitment and Loans, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,500 (which fee shall be payable at the Administrative Agent's discretion). Upon acceptance and recording pursuant to Section 8.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed by the Administrative Agent (the Borrower to be given reasonable notice of any shorter period), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.17 and 8.05 afforded to such Lender prior to its assignment as well as to the Commitment Fee accrued for its account hereunder and not yet paid)).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignor and such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans of, each Lender pursuant to the terms hereof from time to time (the "RE ISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender (with respect to such Lender's Loans), at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

     (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.17 and 8.05 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers of the types referred to in clauses (i),
(ii), (iii) and (iv) of Section 8.08(b)).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

     (h) The Borrower shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders, and any attempted assignment or delegation (except as a consequence of a transaction expressly permitted under Section 5.09) by the Borrower without such consent shall be void.

     (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

     SECTION 8.05.  EXPENSES; INDEMNITY.

     (a) The Borrower agrees to pay all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the Delivery Agreement or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (but only if such amendments, modifications or waivers are requested by the Borrower) (whether or not the transactions hereby contemplated are consummated), or incurred by the Administrative Agent or any Lender in connection with the enforcement of their rights in connection herewith or with the Delivery Agreement (including in respect of workouts and restructurings) or in connection with the Loans made hereunder, including the reasonable fees and disbursements of counsel for the Administrative Agent or, in the case of enforcement following an Event of Default, the Lenders.

     (b) The Borrower agrees to indemnify each Lender against any loss, calculated in accordance with the next sentence, or reasonable expense that such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder (including as a result of the Borrower's failure to fulfill any of the applicable conditions set forth in Article IV) after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03,
(ii) any payment, prepayment or conversion of a Eurodollar Loan of the Borrower, or assignment of a Eurodollar Loan of the Borrower required by any other provision of this Agreement or otherwise made or deemed made, on a date other than the last day of the Interest Period, if any, applicable thereto, (iii) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (iv) the occurrence of any Event of Default relating to the Borrower, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred by such Lender in liquidating or employing deposits from third parties, or with respect to commitments made or obligations undertaken with third parties, to effect or maintain any Loan hereunder or any part thereof as a Eurodollar Loan. Such loss shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (x) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced, converted or not borrowed (assumed to be the LIBO Rate for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance, the Interest Period for such Loan that would have commenced on the date of such failure)) over (y) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be.

     (c) The Borrower agrees to indemnify the Administrative Agent, each Lender, each of their Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an Indemnitee") against, and to hold each Indemnitee harmless from, any and all costs, losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the preparation, execution, delivery, enforcement, performance and administration of this Agreement and the Delivery Agreement, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a final, nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from any litigation brought by such Indemnitee against the Borrower or by the Borrower against such Indemnitee, in which a final, nonappealable judgment has been rendered against such Indemnitee; provided, further, that the Borrower agrees that it will not, nor will it permit any Subsidiary to, without the prior written consent of each Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 8.05(c) (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any

Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

     (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby and by the Delivery Agreement, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision hereof or of the Delivery Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

     (e) A certificate of any Lender or the Administrative Agent setting forth any amount or amounts that such Lender or such Administrative Agent is entitled to receive pursuant to paragraph (b) of this Section and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error.

     SECTION 8.06.  Right of Setoff.

     If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing hereunder or under the Delivery Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 8.07.  APPLICABLE LAW.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8.08.  WAIVERS; AMENDMENT.

     (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder or under the Delivery Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision hereof or of the Delivery Agreement or consent to any departure herefrom or therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor the Delivery Agreement nor any provision of either thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan or date for the payment of the Commitment Fee, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan without the prior written consent of each Lender affected thereby, (ii) increase the Commitment of any Lender or decrease the Commitment Fee payable to any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of
Section 2.13, 2.14 or Section 8.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender, or (iv) release all or substantially all of the Collateral Bonds held by the Administrative Agent (other than an express release thereof pursuant to the terms of Section 8.16) without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender or the Administrative Agent pursuant to this Section shall bind any assignee of its rights and interests hereunder.

     SECTION 8.09.  ENTIRE AGREEMENT.

     This Agreement (including the schedules and exhibits hereto) represents the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement, whether written or oral, among the parties with respect to the subject matter hereof, is superseded by this Agreement. There are no unwritten oral agreements between the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 8.10.  SEVERABILITY.

     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.11.  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in
Section 8.03.

     SECTION 8.12.  HEADINGS.

     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 8.13.  INTEREST RATE LIMITATION.

     (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans of such Lender together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

     (b) If the amount of interest, together with all Charges, payable for the account of any Lender in respect of any interest computation period is reduced pursuant to paragraph (a) of this Section and the amount of interest, together with all Charges, payable for such Lender's account in respect of any subsequent interest computation period, computed pursuant to Section 2.07, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender's account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this paragraph (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to paragraph (a) of this Section.

     SECTION 8.14.  JURISDICTION; VENUE.

     (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Delivery Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or the Delivery Agreement against any other party hereto in the courts of any jurisdiction.

     (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Delivery Agreement in any

New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.15.  CONFIDENTIALITY.

     Each Lender shall use its best efforts to hold in confidence all information, memoranda, or extracts furnished to such Lender (directly or through the Administrative Agent) by the Borrower hereunder or in connection with the negotiation hereof; provided that such Lender may disclose any such information, memoranda or extracts (i) to its Affiliates, accountants or counsel, (ii) to any regulatory agency having authority to examine such Lender,
(iii) as required by any legal or governmental process or otherwise by law, (iv) except as provided in the last sentence of Section 5.03, to any person to which such Lender sells or proposes to sell an assignment or a participation in its Loans hereunder, if such other person agrees for the benefit of the Borrower to comply with the provisions of this Section and (v) to the extent that such information, memoranda or extracts shall be publicly available or shall have become known to such Lender independently of any disclosure by the Borrower hereunder or in connection with the negotiation hereof. Notwithstanding the foregoing, any Lender may disclose the provisions of this Agreement and the Delivery Agreement, the amounts, maturities and interest rates of its Loans, and the Commitment Fee to which it is entitled, to any purchaser or potential purchaser of such Lender's interest in any outstanding Loans.


                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      ONCOR ELECTRIC DELIVERY COMPANY


                                      By:     /s/Kirk R. Oliver
                                              ----------------------------------
                                      Name:   Kirk R. Oliver
                                      Title:  Treasurer and Assistant Secretary


                                      CREDIT SUISSE FIRST BOSTON,
                                      as Administrative Agent, Arranger and
                                      Lender


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:

                                      MERRILL LYNCH & CO., MERRILL LYNCH,
                                      PIERCE, FENNER & SMITH INCORPORATED,
                                      as Arranger and Syndication Agent


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


                                      MERRILL LYNCH CAPITAL CORPORATION,
                                      as Lender


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


                                      BANK ONE, NA,
                                      as Lender


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      ONCOR ELECTRIC DELIVERY COMPANY


                                      By:
                                              ----------------------------------
                                      Name:   Kirk R. Oliver
                                      Title:  Treasurer and Assistant Secretary


                                      CREDIT SUISSE FIRST BOSTON,
                                      as Administrative Agent, Arranger and
                                      Lender


                                      By:     /s/ Bill O'Daly
                                              ----------------------------------
                                      Name:   Bill O'Daly
                                      Title:  Director


                                      By:     /s/ Ian W. Nalitt
                                              ----------------------------------
                                      Name:   Ian W. Nalitt
                                      Title:  Associate

                                      MERRILL LYNCH & CO., MERRILL LYNCH,
                                      PIERCE, FENNER & SMITH INCORPORATED,
                                      as Arranger and Syndication Agent


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


                                      MERRILL LYNCH CAPITAL CORPORATION,
                                      as Lender


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


                                      BANK ONE, NA,
                                      as Lender


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      ONCOR ELECTRIC DELIVERY COMPANY


                                      By:
                                              ----------------------------------
                                      Name:   Kirk R. Oliver
                                      Title:  Treasurer and Assistant Secretary


                                      CREDIT SUISSE FIRST BOSTON,
                                      as Administrative Agent, Arranger and
                                      Lender


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:

                                      MERRILL LYNCH & CO., MERRILL LYNCH,
                                      PIERCE, FENNER & SMITH INCORPORATED,
                                      as Arranger and Syndication Agent


                                      By:     /s/ Christopher Birosak
                                              ----------------------------------
                                      Name:   Christopher Birosak
                                      Title:  Managing Director


                                      MERRILL LYNCH CAPITAL CORPORATION,
                                      as Lender


                                      By:     /s/ Christopher Birosak
                                              ----------------------------------
                                      Name:   Christopher Birosak
                                      Title:  Vice President


                                      BANK ONE, NA,
                                      as Lender


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      ONCOR ELECTRIC DELIVERY COMPANY


                                      By:
                                              ----------------------------------
                                      Name:   Kirk R. Oliver
                                      Title:  Treasurer and Assistant Secretary


                                      CREDIT SUISSE FIRST BOSTON,
                                      as Administrative Agent, Arranger and
                                      Lender


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:

                                      MERRILL LYNCH & CO., MERRILL LYNCH,
                                      PIERCE, FENNER & SMITH INCORPORATED,
                                      as Arranger and Syndication Agent


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


                                      MERRILL LYNCH CAPITAL CORPORATION,
                                      as Lender


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


                                      BANK ONE, NA,
                                      as Lender


                                      By:     /s/ Jane A. Bek
                                              ----------------------------------
                                      Name:   Jane A. Bek
                                      Title:  Director

                                                                   SCHEDULE 2.01


                                   COMMITMENTS


     LENDER                                    COMMITMENT

Credit Suisse First Boston                    $37,500,000

Merrill Lynch Capital Corporation             $93,750,000

Bank One, NA                                  $18,750,000
                                             ------------
TOTAL                                        $150,000,000
                                             ------------

                                                                   SCHEDULE 3.17


                                CREDIT FACILITIES



$1,000,000,000 364-Day Credit Agreement, dated as of April 24, 2002, among Oncor Electric Delivery Company, TXU Delivery Company LLC, TXU US Holdings and JP Morgan Chase Bank, as Administrative Agent.